UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019
_______________________

Mellanox Technologies, Ltd.
(Exact name of registrant as specified in its charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox
Yokneam, Israel 2069200
(Address of Principal Executive Offices, including Zip Code)
+972-4-909-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, nominal value NIS 0.0175 per share	MLNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Approval of Salary Increase to CEO

Following the approval of the Compensation Committee (the “Compensation Committee”) of Mellanox Technologies, Ltd. (“Mellanox”) and Mellanox’s Board of Directors (the “Board”), Mellanox’s shareholders approved Proposal 4 of Mellanox’s definitive proxy statement on Schedule 14A for the EGM filed with the U.S. Securities and Exchange Commission on May 8, 2019 (the “Proxy Statement”) at Mellanox’s extraordinary general meeting held on June 20, 2019 (the “EGM”) by the requisite majority under the Israeli Companies Law, 1999 (the “Companies Law”), providing for an increase in the annual base salary of Eyal Waldman, Mellanox’s president and chief executive officer, from $610,000 to $650,000 effective retroactively from April 1, 2019 (the “CEO Base Salary Proposal”).

Approval of Cash Incentive Award to CEO

Following the approval of the Compensation Committee and the Board, Mellanox’s shareholders approved Proposal 5 of the Proxy Statement at the EGM by the requisite majority under the Companies Law, providing for a performance-based cash incentive award under Mellanox’s annual cash bonus program to Mr. Waldman that may only be earned based on Mellanox’s 2019 performance (the “CEO Cash Incentive Proposal”). The CEO Cash Incentive Proposal will be targeted at 100% of Mr. Waldman’s base salary (with a maximum payment of 200%) and achievement will be measured in 2020 based on Mellanox’s achievement of revenue and adjusted operating income (as a percentage of revenue) goals for fiscal 2019, each weighted 50%, as determined by the Compensation Committee and approved by the Board. Further information regarding the CEO Cash Incentive Proposal is set forth under Proposal 5 of the Proxy Statement.

Approval of Amendment and Restatement of Severance Agreement with CEO

Following the approval of the Compensation Committee and the Board, Mellanox’s shareholders approved Proposal 6 of the Proxy Statement at the EGM by the requisite majority under the Companies Law to amend and restate Mr. Waldman’s executive severance benefits agreement in the form attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (the “Amended Severance Agreement”), which (i) amends the benefits thereunder to two years of base salary and two years of target bonus (to be paid in accordance with the terms and conditions therein) and vesting acceleration of 100% of his equity awards in the event Mr. Waldman is terminated by the Company without “cause” or if he experiences a “constructive termination” (each, as defined in the agreement) within 12 months following a change in control of Mellanox and (ii) makes such other changes to conform the Amended Severance Agreement to the current executive severance benefits agreements with Mellanox’s other executive officers (the “CEO Severance Proposal”). As under his existing agreement, Mr. Waldman’s entitlement to the payments and benefits under the Amended Severance Agreement is subject to his execution of a release of claims against the Company. Further information regarding the CEO Severance Proposal is set forth under Proposal 6 of the Proxy Statement. The foregoing summary of the Amended Severance Agreement is qualified in its entirety by reference to the Amended Severance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Approval of Equity Award to CEO

Following the approval of the Compensation Committee and the Board, Mellanox’s shareholders approved Proposal 7 of the Proxy Statement at the EGM by the requisite majority under the Companies Law, providing for the grant of 55,696 restricted share units to Mr. Waldman under Mellanox’s Third Amended and Restated Global Share Incentive Plan (2006) (the “CEO Equity Award Proposal”). The restricted share units will vest at the rate of one-fourth (1/4th) of the original number of ordinary shares on August 1, 2020, and the remaining thereafter at the rate of one-sixteenth (1/16th) of the original number of ordinary shares on the first day of each quarterly period of November, February, May and August commencing November 1, 2020, with the last one-sixteenth (1/16th) of the original number of ordinary shares vesting on August 1, 2023, so long as Mr. Waldman continues to provide services to Mellanox.

Approval of Certain Tax Equalization Reimbursements to CEO

Following the approval of the Compensation Committee and the Board, Mellanox’s shareholders approved Proposal 8 of the Proxy Statement at the EGM by the requisite majority under the Companies Law, providing for certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as the result of him allocating his time between Israel and the United States (the “CEO Tax Equalization Proposal”). Such tax equalization payments will be made in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year. The 2018 tax year payment will be made as soon as administratively practicable, and the 2019 tax year payment will be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger (as defined below) has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA Corporation, a Delaware corporation (“NVIDIA”). Further information regarding the tax equalization payments is set forth under Proposal 8 of the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 20, 2019, Mellanox held its EGM to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 10, 2019, by and among NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), NVIDIA, and Mellanox, pursuant to which Merger Sub will merge with and into Mellanox, and Mellanox will be the surviving company (the “Surviving Company”) and will become a wholly-owned subsidiary of Parent (the “Merger”).

As of May 28, 2019, the record date of the EGM, there were 54,787,537 ordinary shares of Mellanox outstanding, each of which was entitled to one vote for each proposal at the EGM. At the EGM, a total of 31,479,369 ordinary shares, representing approximately 57.46% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the EGM, Mellanox shareholders considered nine proposals, each of which is described in more detail in the Proxy Statement. The final results regarding each proposal are set forth below.

Proposal 1: Approval of the Merger Proposal

Mellanox’s shareholders approved the acquisition of Mellanox by Parent, including the approval of (a) the Merger Agreement; (b) the Merger itself; (c) the consideration to be received by the shareholders of Mellanox in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each ordinary share of Mellanox owned immediately prior to the effective time of the Merger; (d) the purchase by Mellanox of a tail liability insurance policy for directors and officers of Mellanox for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; and (e) all other transactions and arrangements contemplated by the Merger Agreement.*

Votes For	Votes Against	Abstentions
30,924,987	124,352	10,670

*Voting results below exclude shares voted unless such votes indicated status as not a Parent Affiliate (as defined in the Proxy Statement).

Proposal 3: Advisory Vote regarding the Merger-Related Executive Compensation Proposal

Mellanox’s shareholders approved, on a non-binding, advisory basis, the compensation payments that will or may become payable to Mellanox’s named executive officers in connection with the Merger, as determined in accordance with Securities and Exchange Commission rules.

Votes For	Votes Against	Abstentions
30,617,042	334,102	108,865

Proposal 4: Approval of the CEO Base Salary Proposal

Mellanox’s shareholders approved the CEO Base Salary Proposal, as described above.*

Votes For	Votes Against	Abstentions
28,617,712	315,276	276,527

*Voting results below exclude shares voted having indicated a Personal Interest (as defined in the Proxy Statement).

Proposal 5: Approval of the CEO Cash Incentive Proposal

Mellanox’s shareholders approved the CEO Cash Incentive Proposal, as described above.*

Votes For	Votes Against	Abstentions
28,598,677	333,332	277,506

*Voting results below exclude shares voted having indicated a Personal Interest.

Proposal 6: Approval of the CEO Severance Proposal

Mellanox’s shareholders approved the CEO Severance Proposal, as described above.*

Votes For	Votes Against	Abstentions
28,590,310	327,003	292,202

*Voting results below exclude shares voted having indicated a Personal Interest.

Proposal 7: Approval of the CEO Equity Award Proposal

Mellanox’s shareholders approved the CEO Equity Award Proposal, as described above.*

Votes For	Votes Against	Abstentions
28,382,280	518,642	308,592

*Voting results below exclude shares voted having indicated a Personal Interest.

Proposal 8: Approval of the CEO Tax Equalization Proposal

Mellanox’s shareholders approved the CEO Tax Equalization Proposal, as described above.*

Votes For	Votes Against	Abstentions
28,423,795	500,679	285,040

*Voting results below exclude shares voted having indicated a Personal Interest.

Proposal 9: Approval of the Waters Bonus Proposal

Mellanox’s shareholders approved payment of a cash bonus of $25,000 to Greg Waters, an independent member of Mellanox’s board of directors, in recognition of his services with respect to the Merger.

Votes For	Votes Against	Abstentions
30,413,150	319,341	327,519

A vote regarding adjournment of the EGM (Proposal 2) was deemed not necessary or appropriate because there were sufficient votes at the time of the EGM to approve the adoption of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amended and Restated Executive Severance Benefits Agreement between Eyal Waldman and the Company, incorporated by reference to Annex D of the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 20, 2019                    MELLANOX TECHNOLOGIES, LTD.
By:    /s/ Alinka Flaminia
Name:    Alinka Flaminia

Title:	Senior Vice President, General Counsel and Corporate Secretary